                                                                    EXHIBIT 8.3

                                            May 12, 1998
                                                                (312) 368-4000


Prime Retail, Inc.
100 East Pratt Street
Nineteenth Floor
Baltimore, Maryland 21202

     Re:  TAX OPINION UNDER SECTION 6.2(d) OF THE MERGER AGREEMENT

Ladies and Gentlemen:

     We are acting as special counsel to Horizon Group, Inc., a Michigan corporation ("Horizon") and Sky Merger Corp., a Maryland Corporation ("Sky Merger") in connection with (A) the Joint Proxy Statement/Prospectus/Information Statement, included in the Registration Statement on Form S-4 (File
No. 333-51285) (the "Merger Registration Statement"), relating to (1) the proposed merger (the "Reincorporation Merger") of Horizon with and into Sky Merger, and (2) the proposed merger (the "Corporate Merger") of Prime Retail, Inc., a Maryland corporation ("Prime"), with and into Sky Merger, and (B) the Joint Consent Solicitation Statement/Prospectus/Information Statement, contained in the Registration Statement on Form S-4 (File No. 333-50139)
(the "Partnership Registration Statement"), relating to the proposed merger
(the "Partnership Merger") of Horizon/Glen Outlet Centers Limited
Partnership, a Delaware limited partnership ("Horizon Partnership") with and into Prime Retail, L.P. a Delaware limited partnership ("Prime Partnership"), and other transactions as discussed in the Partnership Registration Statement (the "Transactions"), (the Merger Registration Statement and the Partnership Registration Statement are referred to herein collectively as the "Registration Statements"). You have requested our opinion as to certain federal income tax matters described below.

     Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statements.

     The Reincorporation Merger, the Corporate Merger, and the Partnership Merger will be consummated pursuant to: (i) an Amended and Restated Agreement and Plan of Merger, dated as of February 1, 1998, (the "Merger Agreement") by and among Prime, Horizon, Sky Merger, Prime Partnership, Horizon Partnership, Horizon Group Properties, Inc., a Maryland corporation ("HGP"), and Horizon Group Properties, L.P., a Delaware limited partnership ("HGP LP"); (ii) the Articles of Merger, by and between Horizon and Sky Merger, entered into in connection with the Merger Agreement (the "Reincorporation Articles of Merger");
(iii) the


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Prime Retail, Inc.
May 12, 1998
Page 2

Certificate of Merger, by and between Horizon and Sky Merger, entered into in connection with the Merger Agreement (the "Reincorporation Certificate of Merger"); (iv) the Articles of Merger, by and between Prime and Sky Merger, entered into in connection with the Merger Agreement (the "Corporate Articles of Merger"); and (v) the Certificate of Merger by and between Horizon Partnership and Prime Partnership, entered into in connection with the Merger Agreement (the "Partnership Certificate of Merger").

     Pursuant to the Partnership Merger, Horizon Partnership will be merged, in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), with and into Prime Partnership, with Prime Partnership as the surviving partnership. The Partnership Merger will be voted upon, as required by law, by the partners of Horizon Partnership and the partners of Prime Partnership at special meetings.

     As of the effective time of the Partnership Merger, each of the issued and outstanding Horizon Partnership Units (other than units held by Horizon or any Horizon Subsidiary) shall be converted by the Partnership Merger into the right to receive 0.9193 of a Prime Partnership Common Unit. Each outstanding common and preferred unit of Prime Partnership will continue to represent a unit of the same class and series of partnership interest in the surviving partnership.

     Pursuant to the Reincorporation Merger, Horizon will be merged, in accordance with the applicable provisions of the Maryland General Corporation Law ("MGCL") and the Michigan Business Corporation Act ("MBCA"), with and into Sky Merger, with Sky Merger as the surviving corporation. The Reincorporation Merger will be voted upon, as required by law, by Horizon shareholders at a special meeting.

     As of the Reincorporation Merger Effective Time, and by virtue of the Reincorporation Merger, each issued and outstanding Sky Merger Common Share held by Horizon shall be canceled, and each issued and outstanding Horizon Common Share (other than Horizon Common Shares owned by Horizon or any subsidiary of Horizon, which shall automatically be canceled and retired and all rights with respect thereto shall cease to exist), shall be converted into one Sky Merger Common Share.

     Pursuant to the Corporate Merger, Prime will be merged, in accordance with the applicable provisions of the MGCL, with and into Sky Merger, with Sky Merger as the surviving corporation to be renamed "Prime Retail, Inc." ("New Prime"). The Corporate Merger will be voted upon, as required by law, by Horizon shareholders and Prime shareholders at special meetings.


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Prime Retail, Inc.
May 12, 1998
Page 3


     As of the Corporate Merger Effective Time, and by virtue of the Corporate
Merger: (i) each outstanding Sky Merger Common Share (other than shares held by Horizon or any subsidiary of Horizon) shall be converted into 0.20 of a New Prime Series B Preferred Share and 0.597 of a New Prime Common Share; (ii) each outstanding Prime Common Share shall be converted into one New Prime Common Share; and (iii) each outstanding Prime Series A Preferred Share, Prime Series B Preferred Share and Prime Series C Preferred Share shall be converted into one New Prime Series A Preferred Share, one New Prime Series B Preferred Share, and one New Prime Series C Preferred Share, respectively.

     In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the "Reviewed Documents"):

     (a) The Horizon/Glen Outlet Centers Limited Partnership Amended and Restated Agreement of Limited Partnership, dated as of July 14, 1995, as amended (the "Horizon Partnership Agreement");

     (b) The Amended and Restated Articles of Incorporation of Horizon, as amended on the date hereof (the "Charter") and all prior versions of the Charter;

     (c) Each Partnership Agreement (as defined below) of the Horizon Subsidiary Partnerships (as defined below), as amended;

     (d)  The Registration Statements;

     (e) Such other documents as may have been presented to us by Horizon from time to time.

     In addition, we have relied upon Horizon's certificate, dated May 12, 1998 (the "Horizon Officer's Certificate"), executed by a duly appointed officer of Horizon, which is attached hereto as Exhibit A, setting forth certain factual representations relating to the organization and operation of Horizon, Sky Merger and Horizon Partnership before the Mergers. Furthermore, we have relied upon the opinion letters of Winston & Strawn, dated May 12, 1998, attached as Exhibits 8.1a, 8.1b, 8.1c and 8.1d to the Joint Consent Solicitation Statement/Prospectus/Information Statement, and Prime's certificate, dated May 12, 1998 (the "Prime Officer's Certificate"), executed by a duly appointed officer of Prime, which is attached hereto as Exhibit B setting forth certain factual representations relating to the organization and operation of Prime and Prime Partnership before the Mergers. For purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have relied upon your factual representations that the information presented in the documents we reviewed or otherwise furnished to us (including from your representative, Ernst & Young, LLP) accurately and completely describes all material facts relevant to our opinions. Any representation or statement in any document upon which we rely that is made "to the best of knowledge" or otherwise similarly qualified is assumed to be correct. Any alteration of such facts may adversely affect our opinions. In the course of our representation of Horizon and Sky Merger, no information has come to our attention that would cause us to question the accuracy or

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Prime Retail, Inc.
May 12, 1998
Page 4


completeness of the factual representations contained in the Horizon Officer's Certificate or of the Reviewed Documents in a material way.

     In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

     In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: (i) at all times prior to the Partnership Merger, Horizon Partnership and the subsidiaries of Horizon that were formed as partnerships, joint ventures or limited liability companies (the "Horizon Subsidiary Partnerships") each have been operated in the manner described in the Horizon Partnership Agreement, and the respective partnership agreements, operating agreements and other organizational documents of each respective Horizon Subsidiary Partnership, respectively (hereinafter, the "Partnership Agreements"), or other organizational documents of each such entity, in the Joint Proxy Statement/Prospectus/Information Statement and the Joint Consent Solicitation Statement/Prospectus/Information Statement, and all terms and provisions of such agreements and documents have been complied with by all parties thereto; (ii) at all times prior to the Reincorporation Merger, Horizon and Sky Merger each have been operated in the manner described in the Horizon Articles of Incorporation and the Sky Merger
Articles of Incorporation or other organizational documents of each such entity, respectively, in the Joint Proxy Statement/Prospectus/Information Statement and the Joint Consent Solicitation Statement/Prospectus/Information Statement, and all terms and provisions of such agreements and documents will be complied with by all parties thereto; (iii) at all times prior to the Corporate Merger, Sky Merger will be operated in the manner described in the Sky Merger Articles of Incorporation or other organizational documents of such entity, in the Joint Proxy Statement/Prospectus/Information Statement and the Joint Consent Solicitation Statement/Prospectus/Information
Statement, and all terms and provisions of such agreements and documents will be complied with by all parties thereto; (iv) Horizon is a duly formed corporation under the laws of the State of Michigan; (v) Sky Merger is a duly formed corporation under the laws of the State of Maryland; and (vi) there has been no change in the applicable laws of the States of Michigan, Maryland, or Delaware, or in the Code, the regulations promulgated thereunder by the Treasury Department, and the interpretations of the

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Prime Retail, Inc.
May 12, 1998
Page 5


Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, with respect to Horizon's taxable years ending after December 31, 1997, the qualification and taxation of Horizon as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned. No assurance can be given that the actual results of the operations of Horizon for any one taxable year will satisfy such requirements.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) Horizon, for each of its taxable years ending after December 31, 1993, but on or before December 31, 1997 was organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under Section 856 of the Code, and its method of operation has complied with the requirements for qualification and taxation as a REIT under the Code and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code up to the Reincorporation Merger Effective Time;

     (ii) Horizon Partnership has, since its formation, and continues to be as of the date of this opinion, classified as a partnership for federal income tax purposes, and not a corporation or association, taxable as a corporation or a publicly traded partnership under Code Section 7704 taxable as a corporation;

    (iii) Each Horizon Subsidiary Partnership has, since its formation, and continues to be as of the date of this opinion, classified as a partnership for federal income tax purposes, and not a corporation or association, taxable as a corporation or a publicly traded partnership under Code Section 7704 taxable as a corporation; and

     (iv) The statement of federal income tax matters and consequences described in the Joint Consent Solicitation Statement/Prospectus/Information Statement under the headings "Summary--Federal Income Tax Consequences of the Partnership Merger," "Prime Partnership Risk Factors--Federal Income Tax Consequences of the Partnership Merger," "Prime Partnership Risk Factors--Adverse Impact of New Prime's Failure to Continue to Qualify as a REIT," "Prime Partnership Risk Factors--Effect of REIT Distribution Requirements," "Prime Partnership Risk Factors--Penalty Tax on Prohibited Transactions," "Prime Partnership Risk Factors--Ownership Limit Necessary to Maintain REIT Qualification," "Prime Partnership Risk Factors--Restrictions upon Transfer to Avoid Publicly Traded Partnership Status,"

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Prime Retail, Inc.
May 12, 1998
Page 6


          "Prime Partnership Risk Factors--Tax Termination of Prime Partnership," "HGP LP Risk Factors--Adverse Impact of the
          Failure to Continue to Qualify as a REIT," "HGP LP Risk Factors--Ownership Limit Necessary to Maintain REIT Qualification," "HGP LP Risk Factors--Effect of REIT Distribution Requirements," "HGP LP Risk Factors--Penalty Tax on Prohibited Transactions," "HGP LP Risk Factors--Restrictions Upon Transfer to Avoid Publicly Traded Partnership Status," "HGP LP Risk Factors--Federal Income Tax Consequences of the HGP LP Common Unit Distribution," "The Partnership Merger--Federal Income Tax Consequences of the Partnership Merger," "Federal Income Tax Consequences of the Transactions" and all subsections thereunder, "Description of the Capital Stock of New Prime--Restrictions on Ownership and Transfer," "Comparison of Rights of Shareholders--Restrictions on the Ownership Transfer or the Issuance of Shares," "Prime Partnership Agreement--Tax Matters," "Horizon Group Properties, L.P.--Federal Income Tax Consequences," "Horizon Group Properties, L.P.--Federal Income Tax Consequences of Continuing Ownership of HGP LP Common Units," "Horizon Group Properties, L.P.--Entity Classification," "Horizon Group Properties, L.P.--Allocations of Partnership Items," "Horizon Group Properties,
          L.P.--HGP LP Distributions," "Horizon Group Properties,
          L.P.--Dispositions and Exchanges/Redemptions of HGP LP Common Units," "Horizon Group Properties, L.P.--Tax Returns and Other Tax Matters Affecting Holders of HGP LP Common Units," "Horizon Group Properties, L.P.--Limitations on Deductibility of Losses," and "Horizon Group Properties, L.P.--Alternative Minimum Tax," respectively, to the extent that it constitutes matters of law or legal conclusions, is accurate in all material respects.

     Other than as expressly stated above, we express no opinion on any issue relating to Horizon, Sky Merger, Horizon Partnership, or the Horizon Subsidiary Partnerships or to any investment therein.

     For a discussion relating the law to the facts and the legal analysis underlying the opinion set forth in this letter, we incorporate by reference the discussions of federal income tax issues, which we assisted in preparing, in the Joint Proxy Statement/Prospectus/Information Statement and the Joint Consent Solicitation Statement/Prospectus/Information Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time.

     This opinion is rendered only to you and may not be quoted in whole or in part or otherwise referred to, used by, or relied upon, nor be filed with, or furnished to, any other


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Prime Retail, Inc.
May 12, 1998
Page 7


person or entity other than Prime Shareholders in connection with the Corporate Merger, without our prior written consent. Notwithstanding the foregoing, we hereby consent to the use of this opinion as an Exhibit 8.3 to the Partnership Registration Statement and the use of our name in the Joint Consent Solicitation Statement/Prospectus/Information Statement under the sections entitled "Federal Income Tax Consequences of the Transactions," "Federal Income Tax Consequences of the Transactions--Entity Classification," "Federal Income Tax Consequences of the Transactions--Qualification of New Prime as a REIT," "Horizon Group Properties, L.P.--Federal Income Tax Consequences," "Horizon Group Properties, L.P.--Federal Income Tax Consequences of Continuing Ownership of HGP LP Common Units," and "Horizon Group Properties, L.P.--Entity Classification." In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,


                                             /s/ Rudnick & Wolfe
                                             ------------------------------

                                      EXHIBIT A

                                 HORIZON GROUP, INC.
                                  5000 HAKES DRIVE
                            NORTON SHORES, MICHIGAN 49441

                                    May 12, 1998


Rudnick & Wolfe
203 North LaSalle Street
Suite 1800
Chicago, Illinois  60601

     Re:  TAX OPINION FOR STATUS AS A REAL ESTATE INVESTMENT
          TRUST/PARTNERSHIP CLASSIFICATION - OFFICER'S CERTIFICATE

Ladies and Gentlemen:

     In connection with (A) the Joint Proxy Statement/Prospectus/Information Statement, included in the Registration Statement on Form S-4 (File No. 333-51285) (the "Merger Registration Statement"), relating to: (1) the proposed merger (the "Reincorporation Merger") of Horizon Group, Inc., a Michigan corporation ("Horizon"), with and into Sky Merger Corp., a Maryland corporation ("Sky Merger"), and (2) the proposed merger (the "Corporate Merger") of Prime Retail, Inc., a Maryland corporation ("Prime") with and into Sky Merger, and (B) the Joint Consent Solicitation Statement/Prospectus/Information Statement, contained in the Registration Statement on Form S-4 (File No. 333-50139) (the "Partnership Registration Statement"), relating to the proposed merger (the "Partnership Merger") of Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership ("Horizon Partnership") with and into Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership"), (the Merger Registration Statement and the Partnership Registration Statement are referred to herein collectively as the "Registration Statements"), we have requested your opinion concerning (i) the qualification and taxation of Horizon as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ending after December 31, 1993, and (ii) the classification of Horizon Partnership and each subsidiary of Horizon formed as a partnership, joint venture or limited liability company (the "Horizon Subsidiary Partnerships"), as partnerships for federal income tax purposes. Unless otherwise specifically defined herein or in
Exhibit I attached hereto, all capitalized terms have the meaning assigned to them in the Registration Statements.

     In connection with the issuance of your legal opinion as described above, Horizon, Sky Merger, and/or Horizon Partnership hereby make the following representations (intending that Rudnick & Wolfe will rely on such representations in rendering its opinion); all representations made by Horizon, Sky Merger and Horizon Partnership are made for all periods of their existence (or such other periods of time as may be specifically set forth below):

     1. No interests in Horizon Partnership held by a general partner or limited partner have ever been or will be traded on an established securities market or exchange

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May 12, 1998
Page 2

          (including an over-the-counter market). For purposes of Section 7704 of the Code the interests of Horizon Partnership are beneficially held by less than 500 partners.

     2. No interests in any Horizon Subsidiary Partnership held by a general partner or limited partner of the respective Horizon Subsidiary Partnership will be traded on an established securities market or exchange (including an over-the-counter market) or the substantial equivalent thereof.

     3. Commencing with its first taxable year ending after December 31, 1993, Horizon timely and properly filed an election to be taxed as a "Real Estate Investment Trust." Horizon has not revoked such election and has no present intention to revoke such election.

     4. At all times during each of Horizon's taxable years ending after December 31, 1993, Horizon has been managed by one or more of its trustees.

     5. At all times during each of Horizon's taxable years ending after December 31, 1993, beneficial ownership in Horizon has been evidenced by transferable shares.

     6. At no time during the last half of any taxable year of Horizon have more than 50% in value of Horizon's outstanding beneficial interests been owned, directly or indirectly, by or for five or fewer individuals as determined by applying the Attribution Rules.

     7. Beneficial ownership in Horizon was held by 100 or more persons during at least 335 days for the taxable year ending December 31, 1994 (or during a proportionate part of such taxable year if such taxable year was less than twelve months) and for all periods thereafter.

     8. Commencing with Horizon's taxable year ended December 31, 1994, and for each of Horizon's taxable years thereafter, at least ninety-five percent (95%) of the gross income of Horizon (excluding gross income from Prohibited Transactions) has been and is expected to be derived from (i) dividends, (ii) interest, (iii) rents from real property,
          (iv) gain from the sale or other disposition of stock, securities and real property (including Interests in Real Property and interests on mortgages on real property), but excluding gain on real property which is Code Section 1221(1) Property, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts, the determination of which depends in whole or in part on income or profits of any person) received or accrued as consideration for

May 12, 1998
Page 3


          entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property, or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), and (viii) gain from the sale or other disposition of Real Estate Assets that is not a Prohibited Transaction.

     9. Commencing with Horizon's taxable year ended December 31, 1994, and for each of Horizon's taxable years thereafter, at least seventy-five (75%) of the gross income of Horizon (excluding gross income from Prohibited Transactions) has been and is expected to be derived from
          (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on Interests in Real Property, (iii) gain from the sale or disposition of real property (including Interests in Real Property and interests in mortgages on real property), but excluding gain from real property which is Code Section 1221(1) Property, (iv) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares or beneficial certificates in other Real Estate Investment Trusts, (v) abatements and refunds of taxes on real property, (vi) income and gain derived from Foreclosure Property, (vii) amounts (other than amounts, the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on Interests in Real Property or (B) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property), (viii) gain from the sale or other disposition of a Real Estate Asset which is not a Prohibited Transaction, and (ix) Qualified Temporary Investment Income.

     10. Less than 30% of the gross income of Horizon in its taxable years ending December 31, 1994, 1995, 1996, and 1997 was derived from the sale or other disposition of (i) stock or securities held for less than one year; (ii) property in a Prohibited Transaction; and
          (iii) real property (including Interests in Real Property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted (by means of destruction, theft, seizure, requisition, condemnation or threat of imminence thereof) and Foreclosure Property.

     11. Neither Horizon nor the Horizon Partnership has entered into any agreement or arrangement (and each has taken all measures within its control to ensure that no subsidiary of Horizon classified as a Qualified REIT Subsidiary ("QRS") and no Related Partnership, has entered into any agreement or arrangement) in connection with the rental of real property under which amounts payable to

May 12, 1998
Page 4


          Horizon, the Horizon Partnership, any Related Partnership or QRS are dependent in whole or in part on the income or profits derived from any tenant (or subtenant) of such properties (except that such amounts may be based on a fixed percentage or percentages of gross receipts or sales).

     12. Neither Horizon nor the Horizon Partnership has rendered services themselves or through the Horizon Partnership, a Related Partnership, or any other affiliate in regard to a real property in which Horizon, directly or through the Horizon Partnership or a Related Partnership, had an interest that is less than or equal to 50% unless Horizon
          (i) obtained either a ruling from the Internal Revenue Service or an opinion of counsel that the provision of such services would not disqualify the income from such real property as rents from real property or (ii) determined that, if the income from such real property did not qualify as rents from real property, such income (along with other nonqualifying income) would not cause Horizon to fail to meet the tests described in representations (8) and (9) above.


     13.  For the taxable years ending December 31, 1994, 1995, 1996, and 1997
          (i) less than 15% of the rent received by Horizon, the Horizon Partnership, any Related Partnership or QRS in regard to each of the real properties owned directly or indirectly and/or leased by any of them (the "Properties") was attributable to personal property; and
          (ii) all personal property contained in the Properties was leased under or in connection with a lease of the real property contained in the Properties.

     14. Horizon and the Horizon Partnership expect that, and each will take all measures within its control to ensure that, for any taxable year ending after December 31, 1997, (i) less than 15% of the rent received by Horizon, Horizon Partnership, any Related Partnership or QRS in regard to each of the Properties will be attributable to personal property; and (ii) all personal property contained in the Properties will be leased under or in connection with a lease of real property contained in the Properties.

     15. For its taxable years ending December 31, 1994, 1995, 1996, and 1997 no more than a DE MINIMIS amount of rent received by Horizon, the Horizon Partnership or any Related Partnership for the Properties was received or accrued directly or indirectly from any person in which Horizon owns (i) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number shares of all classes of stock; or
          (ii) in the case of an entity other than a corporation, an interest of 10% or more in the assets or net profits of such entity. For purposes of this representation, ownership

May 12, 1998
Page 5


          will be determined by taking into account the Modified Attribution Rules.

     16. Horizon and Horizon Partnership each will take all measures within its control to ensure that, for any of its taxable years ending after December 31, 1997, no more than a DE MINIMIS amount of rent received by Horizon, Horizon Partnership, any Related Partnership or QRS for the Properties will be received or accrued directly or indirectly from any person in which Horizon owns (i) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock; or (ii) in the case of an entity other than a corporation, an interest of 10% or more in the assets or net profits of such entity. For purposes of this representation, ownership will be determined by taking into account the Modified Attribution Rules.

     17. Neither Horizon, Horizon Partnership, nor any Related Partnership or QRS or affiliate of any of them has entered into any agreement or arrangement for the performance of services to tenants of the Properties, other than an agreement or arrangement for services not rendered primarily for the convenience of the tenants of the Properties and customarily furnished or rendered in connection with the rental of real property, pursuant to which (i) an entity that fails to qualify as an Independent Contractor will furnish any services to tenants of the Properties or (ii) Horizon, the Horizon Partnership or a Related Partnership, QRS or affiliate of any of them derives any income from an entity providing services to Property tenants that is required to qualify as an Independent Contractor.

     18. At the close of each quarter during its existence as a REIT, at least 75% of the value of the Total Assets of Horizon consisted of Real Estate Assets, cash and cash items (including receivables which arise in the ordinary course of Horizon's operation but not receivables purchased from another person) and government securities, and not more than 25% of the value of its assets was represented by securities (other than government securities).

     19. Horizon will take all measures within its control to ensure that, at the close of each quarter during each of its taxable years ending after December 31, 1997, at least 75% of the value of the Total Assets of Horizon will consist of Real Estate Assets, cash and cash items (including receivables which arise in the ordinary course of Horizon's operations but not receivables purchased from another person) and government securities, and not more than 25% of the value of Horizon's respective assets was represented by securities (other than government securities).

May 12, 1998
Page 6


     20. At the close of each quarter in each of Horizon's taxable years ending after December 31, 1993, Horizon has not owned (either directly or indirectly through Horizon Partnership, or any Related Partnership or other affiliate) securities in any one issuer having an aggregate value in excess of 5% of the value of the Total Assets of Horizon.

     21. Horizon will take all measures within its control to ensure that, at the close of each quarter of each taxable year ending after its taxable year ended December 31, 1997, it does not own (either directly or indirectly through Horizon Partnership, Prime Partnership, or any Related Partnership or other affiliate) securities in any one issuer having an aggregate value in excess of 5% of the value of the Total Assets of Horizon.

     22. At no time has Horizon owned (either directly or indirectly through the Horizon Partnership or any Related Partnership or other affiliate) any securities in any issuer representing in excess of 10% of the outstanding voting securities of such issuer, unless such issuer is a Qualified REIT Subsidiary.

     23. Horizon will take all measures within its control to ensure that, at the close of each quarter of each taxable year ending after December 31, 1997, it will not own (either directly, or indirectly, through Horizon Partnership, or any Related Partnership or other affiliate) any securities in any issuer representing in excess of 10% of the outstanding voting securities of such issuer, unless such issuer is a Qualified REIT Subsidiary.

     24. Horizon, the Horizon Partnership and any Related Partnerships have at all times during their existence held the Properties (and all other assets) for investment purposes and not as (i) stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or (ii) property held primarily for sale to customers in the ordinary course of its trade or business.

     25. Commencing with Horizon's taxable year ending December 31, 1994, and for each of Horizon's taxable years thereafter, Horizon has paid and expects to pay dividends (without regard to capital gains dividends) equal to or in excess of the sum of (i) ninety-five percent (95%) of Horizon's REIT Taxable Income for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (ii) ninety-five percent (95%) of the net income from Foreclosure Property (after the tax imposed thereon by Section 857(b)(4)(A) of the Code), minus (iii) any Excess Noncash Income.

May 12, 1998
Page 7


     26. As required by Regulation Section 1.857-8, for each year commencing with Horizon's first taxable year ending after December 31, 1993, Horizon (i) has maintained and will maintain the necessary records relating to the actual ownership of its stock, (ii) has made and will make the requisite information requests of its shareholders regarding stock ownership, and (iii) has maintained and will maintain a list of the persons failing or refusing to comply in whole or in part with Horizon's demand for statements regarding stock ownership.

     27. Horizon has adopted a calendar year accounting period and has not changed nor sought the consent of the Secretary of the Treasury or his delegate to change Horizon's accounting period and has taken all measures within its control to retain a calendar year accounting period.

     28. Any representations herein as to the Properties will also be true with respect to properties acquired by Horizon Partnership or any Related Partnership or other affiliate after the date hereof.

     29. None of the liabilities incurred by Horizon, Sky Merger, Horizon Partnership or any Related Partnership during the two-year period immediately preceding the date hereof were incurred in anticipation of any of the transactions described in the Registration Statement.

     30. The undersigned is familiar with the requirements for qualification as a REIT under the Code and believes that (i) Horizon has satisfied such requirements for all periods of since its initial election to be taxed as a REIT and (ii) Horizon will satisfy such requirements for all periods after its taxable year ending December 31, 1997.

     31. Horizon has operated in accordance with the Michigan Business Corporation Act and all other laws of the State of Michigan, the Horizon Amended and Restated Articles of Incorporation, the Horizon Bylaws and in the manner described in the Registration Statements.

     32. Sky Merger has operated in accordance with the Maryland General Corporation Law and all other laws of the State of Maryland, the Sky Merger Amended and Restated Articles of Incorporation, the Sky Merger Bylaws and in the manner described in the Registration Statements.

     33. Sky Merger has not nor will it own any assets or conduct any business until the Corporate Merger Effective Time.

May 12, 1998
Page 8


     34. Neither Horizon, Sky Merger, Horizon Partnership, nor any Related Partnership or other affiliate was notified by the IRS in writing on or before May 8, 1996, that the entity's classification was under examination.

     35. Horizon Partnership holds direct and indirect interests in the Horizon Subsidiary Partnerships. Regarding any Horizon Subsidiary Partnerships in existence prior to January 1, 1997, each Horizon Subsidiary Partnership claimed to be a partnership for federal income tax purposes and did not elect to be treated as a corporation or association taxed as a corporation. Regarding any Horizon Subsidiary Partnership formed on or after January 1, 1997, no such Horizon Subsidiary Partnership has, as of the date hereof, elected to be treated as other than a partnership for federal income tax purposes.

     36. The undersigned is a duly elected officer of Horizon, and will be a duly elected officer of Horizon as of the effective time of the Reincorporation Merger Effective Time, and is a duly elected officer of Sky Merger as of the Corporate Merger Effective Time. In such capacity, the undersigned has access to relevant information regarding each of the factual matters set forth above and has consulted with other employees and officers of Horizon and the Horizon Partnership regarding such factual matters, none of whom have disagreed in any respect with any of the representations set forth above.

     37. Horizon has advised you of any matter of which it has been advised by independent legal counsel or accounting advisors or of which Horizon or its employees is aware that could, if adversely decided, adversely affect Horizon's ability to satisfy the requirement for continued taxation as a REIT under the Code.

     The foregoing is provided in connection with the preparation of your opinion. We understand that your opinion will be premised on the basis that all of the facts, representations and assumptions on which you are relying, whether contained herein or elsewhere, are accurate and complete and will be accurate and complete on the date the Registration Statement is filed.


                                 Very truly yours,

                                 HORIZON GROUP, INC., a Michigan
                                 corporation

                                 By:      /s/  James S. Wassel
                                     ------------------------------------------
                                     Name:     James S. Wassel
                                          -------------------------------------
                                     Its: President and Chief Executive Officer
                                          -------------------------------------

                                 SKY MERGER CORP., a Maryland
                                 corporation


                                 By:      /s/  James S. Wassel
                                     ------------------------------------------
                                     Name:     James S. Wassel
                                          -------------------------------------
                                     Its:        President
                                          -------------------------------------

                                      EXHIBIT I

                                     DEFINITIONS

     "ATTRIBUTION RULES": the rules of ownership described in Section 856(h) of the Code.

     "CONSTRUCTIVE" or "CONSTRUCTIVELY": the constructive stock ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

     "EXCESS NONCASH INCOME": the excess of (i) the sum of (A) all interest, original issue discount and other income includible in income with respect to debt instruments received upon the sale of property over the money and fair market value of property received with respect to such instruments and (B) income recognized upon the disposition of real estate if there is a determination that Section 1031 of the Code (like-kind exchanges) does not apply to the disposition and the failure to satisfy the requirements of Section 1031 of the Code was due to reasonable cause and not willful neglect, over (ii) five percent (5%) of REIT Taxable Income (without regard for the deduction for dividends paid and excluding any net capital gain).

     "FORECLOSURE PROPERTY": any real property (including Interests in Real Property), and personal property incident to such real property, acquired by Horizon and/or its affiliates as a result of Horizon and/or its affiliates having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of such property or on an indebtedness which such property secured; provided that an election for foreclosure property status under Section 856(e)(5) of the Code is in effect with respect to such property and such election has not been terminated under
Section 856(e)(4) of the Code. Such term does not include property acquired by Horizon and/or its affiliates as a result of indebtedness arising from the sale or other disposition of property of Horizon and/or its affiliates which is
Section 1221(1) Property which was not originally acquired as foreclosure property.

     "INDEPENDENT CONTRACTOR": means any person other than (i) any person owning (actually or Constructively) more than 35% of the shares of Horizon; (ii) any corporation in which persons owning 35% or more of the shares of Horizon own (actually or Constructively) more than 35% of the voting power with respect to the stock of such corporation; or (iii) any entity other than a corporation in which persons owning 35% or more of the shares of Horizon own actually or Constructively) more than a 35% interest in the assets or net profits of such entity.

     "INTERESTS IN REAL PROPERTY": includes fee ownership and co-ownership of land or improvements thereon, leaseholders of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil or gas royalty interests.

     "MODIFIED ATTRIBUTION RULES":  the rules of ownership described in Code
Section 318 as modified by Code Section 856(d)(5).

     "PROHIBITED TRANSACTION": the sale or other disposition of Section 1221(1) Property, other than Foreclosure Property, unless (i) the property sold was a Real Estate Asset; (ii) Horizon and/or its affiliates held the Real Estate Asset for at least four years; (iii) the aggregate expenditures made by Horizon and/or its affiliates during the four (4) year period preceding the date of the sale which are includible in the basis of the Real Estate Asset does not exceed thirty percent (30%) of the net selling price of such asset; (iv) (A) during the taxable year Horizon and/or its affiliates did not make more than seven sales of property (other than Foreclosure Property) or (B) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of the REIT's property (other than Foreclosure Property) sold during the taxable year does not exceed ten percent (10%) of the aggregate adjusted bases (as so determined) of all the assets of the REIT as of the beginning of the taxable year; (v) in the case of property, which consists of land or improvements, not acquired through foreclosure (or deed in lieu of foreclosure), or lease termination, Horizon and/or its affiliates has held the property for not less than four (4) years for production of rental income; and (vi) if the requirement of clause (iv)(A) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through an Independent Contractor from whom Horizon and/or its affiliates does not directly or indirectly derive gross income (including but not limited to dividends). For purposes of clause (iv)(B) of the preceding sentence, the REIT will be treated as owning its proportionate share of the adjusted bases of assets owned by its affiliates.

     "QUALIFIED REIT SUBSIDIARY": any corporation if 100 percent of the stock of such corporation is held by Horizon.

     "QUALIFIED TEMPORARY INVESTMENT INCOME": any income which (i) is attributable to stock, or a bond, debenture, note, certificate or other evidence of indebtedness (excluding any annuity contract which depends (in whole or in substantial part) on the life expectancy of one or more individuals, or is issued by an insurance company subject to tax under subchapter L of the Code
(1) in a transaction in which there is no consideration other than cash or another annuity contract meeting the requirements of this definition, (2) pursuant to the exercise of an election under an insurance contract by a beneficiary owner thereof on the death of the insured party under such contract, or (3) in a transaction involving a qualified pension or employee benefit plan),
(ii) is attributable to the temporary investment of new capital (amounts received upon the issuance of stock of Horizon or upon a public offering of debt obligations of Horizon having maturities of at least five years) received by Horizon and (iii) is received or accrued during the one year period beginning on the date Horizon received such capital.

     "REAL ESTATE ASSET": real property (including Interests in Real Property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other

Real Estate Investment Trusts. Such term also includes any property (not otherwise a Real Estate Asset) attributable to the temporary investment of new capital (amounts received upon the issuance of stock of Horizon or upon a public offering of debt obligations of Horizon having maturities of at least five years), but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date Horizon receives such capital.

     "REAL ESTATE INVESTMENT TRUST": a real estate investment trust which meets the requirements of Sections 856 through 860 of the Code.

     "REIT TAXABLE INCOME": "Real estate investment trust taxable income" as defined in Section 857(b) of the Code, which generally equals the taxable income of Horizon, computed with the dividends-paid deduction as defined in Section 561 of the Code (except that the portion of such deduction attributable to net income from Foreclosure Property is excluded), excluding any net income from Foreclosure Property, and computed with a deduction for any tax imposed under
Section 857(b)(5) of the Code (I.E., tax on the failure to meet the seventy-five percent (75%) or ninety-five percent (95%) income tests).

     "RELATED PARTNERSHIP": any entity classified as a partnership for federal tax purposes in which Horizon or the Horizon Partnership, directly or indirectly owns an interest.

     "SECTION 1221(1) PROPERTY": stock in trade of Horizon and/or its affiliates or other property of a kind which would properly be included in inventory of Horizon and/or its affiliates if on hand at the close of the taxable year, or property held by Horizon and/or its affiliates primarily for sale to customers in the ordinary course of its trade or business.

     "TOTAL ASSETS": the gross assets of Horizon determined in accordance with generally accepted accounting principles.

                                       EXHIBIT B

            OFFICER'S CERTIFICATE REGARDING WINSTON & STRAWN OPINIONS SET
                           FORTH IN EXHIBITS 8.1A AND 8.1B

                                  PRIME RETAIL, INC.

                                OFFICER'S CERTIFICATE

     Each of Prime Retail, Inc. ("Prime") or New Prime (1), as the case may be, on behalf of itself, its shareholders, Prime Partnership, the Prime Property Partnerships, the Prime Finance Corporations, New Prime Partnership and the affiliates of New Prime and New Prime Partnership, as applicable, hereby certifies and represents to Winston & Strawn as of the date hereof solely for purposes of the legal opinions to be rendered in connection with the transactions contemplated by the Joint Proxy Statement/Prospectus/Information Statement (the "Joint Proxy") the Joint Consent Solicitation Statement/Prospectus/ Information Statement (the "Joint Consent") and the Amended and Restated Agreement and Plan of Merger among Prime Retail, Inc., Prime Retail, L.P., Horizon Group, Inc., Sky Merger Corp., Horizon Group Properties, Inc., Horizon Group Properties, L.P. and Horizon/Glen Outlet Centers Limited Partnership dated as of February 1, 1998 (the "Merger Agreement") as follows:

1. The undersigned, C. Alan Schroeder, is the duly qualified and elected Executive Vice President-General Counsel and Secretary of Prime, a Maryland corporation, and as such is familiar with the facts certified and the representations made herein and is duly authorized to make such certifications and representations for Prime, its shareholders, Prime Partnership, the Prime Property Partnerships, the Prime Finance Corporations and its other affiliates (collectively, one or more of such persons are the "Prime Affiliates"). Further, the undersigned, C. Alan Schroeder, will be the duly qualified and elected Executive Vice President-General Counsel and Secretary of New Prime, a Maryland corporation, and as such is familiar with the facts certified and the representations made herein and is duly authorized to make such representations for New Prime, its shareholders, New Prime Partnership and its other affiliates after the closing (collectively, one or more of such persons are the "New Prime Affiliates").

2. The fair market value of the New Prime Common Shares, New Prime Series A Preferred Shares, New Prime Series B Preferred Shares and New Prime Series C Preferred Shares received in exchange for Prime Common Shares, Prime Series A Preferred Shares, Prime Series B Preferred Shares and Prime Series C Preferred Shares, respectively, will equal the fair market value of the Prime Common Shares, Prime Series A Preferred Shares, Prime Series B

-------------

(1) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Joint Proxy, or the Joint Consent, as the context requires.

     Preferred Shares and Prime Series C Preferred Shares surrendered in such exchange. The aggregate fair market value of the New Prime Common Shares, New Prime Series A Preferred Shares, New Prime Series B Preferred Shares and New Prime Series C Preferred Shares received in exchange for the Prime Common Shares, Prime Series A Preferred Shares, Prime Series B Preferred Shares and Prime Series C Preferred Shares will represent in excess of fifty percent of the sum of (i) the aggregate fair market value of such New Prime Common Shares, New Prime Series A Preferred Shares, New Prime Series B Preferred Shares and New Prime Series C Preferred Shares received, plus
     (ii) the aggregate cash distributed to Prime Shareholders pursuant to the Prime Special Distribution, plus (iii) the aggregate cash paid to dissenter Prime Series A Preferred Shareholders.

3. There is no plan or intention by Prime Shareholders who own one percent or more of the Prime Shares, and to the best of the knowledge of the management of Prime, there is no plan or intention on the part of the remaining Prime Shareholders or Sky Merger shareholders to sell, exchange or otherwise dispose of a number of New Prime Shares received in the Corporate Merger that would reduce either the Prime Shareholders' or Sky Merger shareholders' ownership of New Prime Shares to a number of shares having a fair market value, as of the date of the Corporate Merger, of less than fifty percent of the fair market value of all of the formerly outstanding stock of Prime as of the same date. For purposes of this representation, Prime Series A Preferred Shares surrendered by dissenters and Sky Merger Common Shares exchanged for cash in lieu of fractional New Prime Shares will be treated as outstanding Prime Series A Preferred Shares and Sky Merger shares, respectively, on the Closing. Moreover, Prime Shares and New Prime Shares held by Prime Shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Closing will be considered in making this representation.

4. New Prime has no plan or intention to reacquire any of its stock issued in the Corporate Merger.

5. Except to the extent described in Schedule I attached hereto, New Prime has no plan or intention to sell or otherwise dispose of any of the assets of Prime acquired in the Corporate Merger, except for dispositions made in the ordinary course of business or asset transfers to corporations controlled by New Prime, as described in Code section 368(a)(2)(C).

6. The liabilities of Prime or the Prime Affiliates assumed by New Prime and the liabilities to which the transferred assets of Prime are subject were incurred by Prime or the Prime Affiliates in the ordinary course of their businesses.

7. Following the Corporate Merger, New Prime will continue the historic business of Prime and use a significant portion of Prime's historic business assets in a business.

8. Prime, each of the Prime Affiliates, and to the best of the knowledge of Prime management, New Prime and Sky Merger will not pay expenses of Prime Shareholders or Sky Merger Shareholders, if any, incurred in connection with the Corporate Merger. Prime and each Prime Affiliate have not had their expenses, incurred in connection with the Corporate Merger, paid by Prime Shareholders or Sky Merger shareholders, and, to the best of the knowledge of Prime management, Sky Merger and New Prime have not had their expenses, incurred in connection with the Corporate Merger, paid by Prime Shareholders or Sky Merger shareholders.

9. There is no intercorporate indebtedness existing between Prime and either Horizon or Sky Merger that was issued, acquired or will be settled, at a discount.

10. Neither Prime, any Prime Affiliate, Sky Merger, Horizon or any affiliate of Sky Merger or Horizon is under the jurisdiction of a court in a title 11 case, a receivership, foreclosure or similar proceeding under federal or state law for purposes of Code section 368(a)(3)(A).

11. Each of the aggregate fair market value and the aggregate adjusted tax basis of the assets of Prime transferred to New Prime equals or exceeds the sum of the liabilities assumed by New Prime plus the amount of liabilities, if any, to which the transferred assets are subject.

12. In connection with the Corporate Merger, Prime (a) neither made nor declared any distributions to its shareholders, except for the Prime Special Distribution, and (b) did not redeem any Prime Shares.

13. Prior to and in connection with the Corporate Merger, no person related to Prime purchased any Prime Shares for purposes of Temporary Treasury Regulations section 1.368-1T(e).

14. Winston & Strawn may rely upon the legal conclusions contained in the Rudnick & Wolfe opinions as to (i) the qualification of the Reincorporation Merger as a valid Code section 368(a) reorganization and
     (ii) the status of each of Horizon as a real estate investment trust ("REIT") and Horizon Partnership and each subsidiary of Horizon Partnership, formed under relevant state law as a partnership, joint venture or limited liability company, as a partnership for federal income tax purposes, including the officer's certificates attached thereto, without independent verification thereof.

15. Prime has operated in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, Prime's Amended and Restated Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate.

16. New Prime intends to operate in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, New Prime's Article of Incorporation and Bylaws, and in the manner described in the Joint Proxy and this Certificate.

17. Prime Partnership has operated, and intends to continue to operate, in accordance with the Delaware Revised Uniform Limited Partnership Act, all other applicable laws of the State of Delaware, the Second Amended and Restated Agreement of Limited Partnership of Prime Retail, L.P. (the "Partnership Agreement"), and in the manner described in the Joint Proxy and this Certificate. Each of the Prime Property Partnerships has operated, and intends to continue to operate, in accordance with the applicable laws of the State in which it was formed, its respective partnership agreement, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance Limited Partnership (the "Finance Partnership") has operated, and intends to continue to operate, in accordance with the Delaware Revised Uniform Limited Partnership Act, all other applicable laws of the State of Delaware, and its partnership agreements and in the manner described in the Joint Proxy and this Certificate. The Partnership Agreement and the partnership agreements for each of the Prime Property Partnerships and the Finance Partnership have been duly executed.

18. Prime Retail Service, Inc. (the "Services Corporation") a Maryland corporation, has operated, and intends to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, the Services Corporation's Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Neither Prime, New Prime nor Prime Partnership has at any time owned or will own any voting stock in the Services Corporation, and a majority of Prime's directors and New Prime's directors could not, and will not be able to, vote for or elect the directors of the Services Corporation. Furthermore, a majority of Prime's directors and New Prime's directors are not, and are not expected to be in the future, directors, officers, shareholders or employees of the Services Corporation. The sale, transfer or other disposition of the common stock of the Services Corporation by the holders thereof is not subject to any restrictions. Prime Retail Stores, Inc. ("Prime Stores"), a Maryland corporation, has operated, and intends to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, Prime Stores' Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Neither Prime, New Prime nor Prime Partnership has at any time owned or will own any voting stock in Prime Stores, and a majority of Prime's directors and New Prime's directors could not, and will not be able to, vote for or elect the directors of Prime Stores. Furthermore, a majority of Prime's directors and New Prime's directors are not, and are not expected to be in the future, directors, officers, shareholders or employees of Prime Stores. The sale, transfer or other disposition of the common stock of Prime Stores by the holders thereof is not subject to any restrictions. Prime Retail Services Limited Partnership (the "Services Partnership") has operated, and intends to continue to operate, in accordance with the Delaware Revised Uniform Limited Partnership Act and all other applicable laws of the State of Delaware, its Agreement of Limited Partnership, and in the manner described in the Joint Proxy and this Certificate. The Services Partnership currently performs, and in the future intends to perform, only the activities of (i) selling coupon books which provide (a) discounts for merchandise offered by tenants at properties owned by Prime, New Prime, Prime Partnership or any Prime Property Partnership and (b) discounts at area attractions; (ii) operating informational booths at such properties; (iii) selling and renting miscellaneous items at the informational booths to shoppers at such properties; (iv) providing miscellaneous services at the informational booths to shoppers at such properties; (v) renting "push carts" to various venders for use in common areas at such properties;
     and (vi) providing only activities and services with respect to properties owned by New Prime, Prime Partnership or any Prime Property Partnership which a REIT could perform without causing amounts received from such properties to be treated as other than "rents from real property" within the meaning of Code section 856(d). The Services Partnership has no plan or intention to perform any activities or services other than those identified in clauses (i) through (vi) of this paragraph.

19. Prime Retail Finance, Inc. ("Finance"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance II, Inc. ("Finance II"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance III, Inc. ("Finance III"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance IV, Inc. ("Finance IV"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance V, Inc. ("Finance V"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance VI, Inc. ("Finance VI"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with the Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. Prime Retail Finance VII, Inc. ("Finance VII"), a Maryland corporation, has operated, and intends to continue to operate, in accordance with Maryland General Corporation Law and all other applicable laws of the State of Maryland, its Articles of Incorporation, as amended, and Bylaws, as amended, and in the manner described in the Joint Proxy and this Certificate. At all times since the formation of Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI, and Finance VII, Prime has owned 100% of their outstanding stock (both voting and nonvoting).

20. Prime Partnership, each Prime Property Partnership, the Finance Partnership and the Services Partnership were formed, have been operated, and intend to continue to operate, in reasonable anticipation of making an economic profit, not taking into account any federal income tax benefits. The respective general partner of each of these partnerships acts for its own account and not as an agent or dummy of the limited partners. None of the partnership interests in Prime Partnership, any Prime Property Partnership, the Finance Partnership or the Services Partnership (i) are currently traded or will be traded on any securities exchange or any local or over-the-counter market (or other interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers) or (ii) are registered or will be registered under the Securities Act of 1933 (other than Prime Partnership Units). At no time will there be more than 500 partners in any Prime Property Partnership formed prior to January 1, 1996, the Finance Partnership and the Services Partnership (determined by treating each person who indirectly owns an interest in Prime Units through a partnership, grantor trust or S corporation as a separate partner). At no time will there be more than 100 partners in any Prime Property Partnership formed after December 31, 1995. None of Prime Partnership, any Prime Property Partnership, the Finance Partnership and the Services Partnership have ever received any formal or informal notice from the Internal Revenue Service (the "Service") indicating that an examination is underway or will be made.

21. For all taxable years ending after the Closing Date, Prime Partnership intends that at least 90% of its gross income shall consist only of amounts derived from the following sources: (A) interest,
     (B) dividends, (C)
     real property rents, (D) gain from the sale or other disposition of real property (including property described in section 1221(1)), (E) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil or products thereof), or the marketing of any mineral or natural resource (including fertilizer, geothermal energy and timber) or (F) any gain from the sale or disposition of a capital asset (or property described in section 1231(b)) held for the production of income described in (A)-(E) of this paragraph.

22. Since its formation, Prime has regularly computed its income in keeping its books on the basis of a calendar year, and, accordingly, has adopted and used the calendar year as its taxable year for federal income tax purposes. Prime made the election specified in Code section 856(c) to be a REIT, effective for its taxable year ending December 31, 1994. Such election was made and filed with its federal income tax return for the taxable year ending December 31, 1994, and such return was properly filed with the Service on or before the due date thereof (taking into account any extensions that may have been granted).

23. For each of its taxable years, Prime and New Prime expect that, and intend to take all measures within their control (including without limitation monitoring and enforcing all restrictions of stock ownership contained in New Prime's Articles of Incorporation), to ensure that, (A) the beneficial ownership of Prime and New Prime has been and will be held at all times by 100 or more persons as required by Code section 856(a)(5) and, (B) at no time during the last half of any taxable year after the first taxable year for which the REIT election was made, has or will more than 50% in value of Prime's or New Prime's outstanding stock be owned, directly or indirectly (taking into account the constructive ownership rules of Code section 856(h)) by or for five or fewer individuals. As of the date hereof, Prime is not aware of any facts or circumstances that would indicate requirements (A) and (B) of this paragraph have not been satisfied. To the best of Prime's knowledge, no individual shareholder owns directly or indirectly more than 9.9% of the value of Prime's outstanding stock.

24. Prime at all times has been, and New Prime intends to be, managed by one or more directors or trustees, and the beneficial ownership of Prime has been, and the beneficial ownership of New Prime will be, evidenced by transferable shares. With the exception of restrictions imposed by Prime's Amended and Restated Articles of Incorporation, as amended, and the terms of the 1994 and 1995 Stock Incentive Plans for certain employees and directors and recent employment or other agreements, there are no restrictions on the transfer of Prime's Shares. Further, with the exception of certain restrictions imposed by New Prime's Articles of Incorporation, there will be no restrictions on the transfer of New Prime Shares.

25. Prime has prepared an analysis for Winston & Strawn demonstrating its compliance with the 95% and 75% gross income tests of Code section 856(c) for its taxable years ending December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, and for the short period taxable year from January 1, 1998 to the Closing Date (the "Short Period Year"). Such analysis accurately shows the amounts and types of income received by Prime, Prime Partnership, each Prime Property Partnership, the Finance

     Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII for such taxable years. Prime does not anticipate earning in the current taxable year or future taxable years significant gross income of any type not reflected in this analysis. Furthermore, Prime does not anticipate that the percentage for various categories designated in the analysis as "Bad Income" taken as a percentage of the total revenues expected to be earned by Prime or Prime Partnership will increase materially for the taxable year ending December 31, 1998 or any taxable year thereafter as compared to 1994, 1995, 1996, 1997 and the Short Period Year.

26. New Prime has prepared an analysis for Winston & Strawn demonstrating its projected compliance with the 95% and 75% gross income tests of Code section 856(c) for its taxable years ending December 31, 1998 and December 31, 1999. Such analysis projects the amounts and types of income to be received by New Prime, Prime Partnership, each Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII for such taxable years. New Prime does not anticipate earning in the current taxable year or future taxable years significant gross income of any type not reflected in this analysis. Furthermore, New Prime does not anticipate that the percentage for various categories designated in the analysis as "Bad Income" taken as a percentage of the total revenues expected to be earned by New Prime or Prime Partnership will increase materially for the taxable year ending December 31, 1998 or any taxable year thereafter as compared to the total revenues earned by Prime or Prime Partnership in 1994, 1995, 1996, 1997 and the Short Period Year.

27. At least 95% of the gross income derived by Prime and Prime Partnership for taxable years 1994, 1995, 1996, 1997 and the Short Period Year has consisted of amounts derived by Prime and Prime Partnership from the following sources:

    (A) income from the rental of real property (which term shall be deemed to include for purposes of this Certificate any property acquired by Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII after the date hereof), including for this purpose both rents attributable to personal property that satisfies the conditions described in paragraph 30 below and charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding (i) any rents received or accrued from persons identified in Code section 856(d)(2)(B) (as described in paragraph 31 below), (ii) any amount described in Code section 856(d)(2)(A) (discussed in paragraph 29 below) and (iii) any rent received from a tenant to whom or with respect to whom services are provided other than services described in paragraph 32 below;

  (B) gain realized upon the sale or other disposition of stock, securities and real property which is not inventory or other property held for sale to customers in the ordinary course of business;

  (C) interest, but excluding (i) interest determined in whole or in part on the income or profits of any person, and (ii) in the case of interest paid by any partnership in which Prime or Prime Partnership has an interest, the portion of the interest attributable to such ownership interest;

  (D)     dividends;

  (E)     abatements and refunds of real property taxes;

  (F) income and gain derived from "foreclosure property" as defined in Code section 856(e);

  (G) amounts (other than amounts determined in whole or in part based on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and mortgages secured by real property); and

  (H) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Code section 857(b)(6).

     For purposes of this representation and all other representations relating to the gross income of Prime or Prime Partnership, each has been treated as receiving a pro rata share, based on its capital interest within the meaning of Treasury Regulations section 1.856-3(g), of all gross income derived by any partnership in which it is a partner. Additionally, for purposes of this representation, all gross income received by Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI, Finance VII or any other subsidiary in which at all times Prime has owned 100% of its outstanding stock, shall be treated as income of Prime. New Prime and Prime Partnership intend to take all measures within their control to ensure that for the current taxable year and all future taxable years, at least 95% of their gross incomes will be derived from the sources listed in clauses (A) through (H) of this paragraph.

28. At least 75% of the gross income derived by Prime and Prime Partnership for taxable years 1994, 1995, 1996, 1997 and the Short Period Year has consisted of amounts derived by Prime and Prime Partnership from the following sources:

    (A) income from the rental of real property (which term shall be deemed to include for purposes of this Certificate any property acquired by Prime, Prime Partnership, any Prime Property Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII after the date hereof), including for this purpose both rents attributable to personal property that satisfies the conditions described in paragraph 30 below and charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding (i) any rents received or accrued from persons identified in Code section 856(d)(2)(B) (as described in paragraph 31 below), (ii) any amount described in Code section 856(d)(2)(A) (which is discussed in paragraph 29 below) and
          (iii) any rent received from a tenant to whom or with respect to whom services are provided other than services described in paragraph 32 below;

  (B) interest on obligations secured by mortgages on real property or interests in real property, but excluding (i) interest determined in whole or in part based on the profits or income of any person and (ii) in the case of interest paid by any partnership in which Prime or Prime Partnership has an interest, the portion of the interest attributable to such ownership interest;

  (C) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property which is held as inventory or for sale to customers in the ordinary course of business;

  (D) dividends or other distributions on, and gain, other than gain from a prohibited transaction within the meaning of Code section 857(b)(6), from the sale or disposition of transferable shares in other REITs;

  (E)     abatements and refunds of real property taxes;

  (F) income and gain derived from "foreclosure property" as defined in Code section 856(e);

  (G) amounts (other than amounts determined in whole or in part based on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and mortgages secured by real property);

  (H) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Code section 857(b)(6); and

  (I)     "qualified temporary investment income" as defined in Code section 856(c)(5)(D).

     New Prime and Prime Partnership intend to take all measures within their control to ensure that for the current taxable year and all future taxable years, at least 75% of their gross incomes will be derived from the sources listed in clauses (A) through (I) of this paragraph.

29. No amounts previously paid or payable (except for a de minimis amount representing no more than .25% of Prime's or Prime Partnership's annual gross income) to Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, the Services Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII in connection with the rental of property depend in whole or in part on the income or profits derived from any tenant (or sub-tenant) of such property (except that such amounts may be based on a fixed percentage or percentages of receipts or sales). Neither New Prime, Prime Partnership, any Property Partnership, the Services Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI nor Finance VII expects to enter into any lease agreement or other arrangement in connection with the rental of property under which amounts will be paid based in whole or in part on the income or profits derived by the tenant under such lease or arrangement, and each intends to take all measures within its control to ensure that no such amounts are received. As to each lease under which the tenant pays rent based upon a fixed percentage of sales or receipts, the rental provisions conform with normal business practice (taking into account the lease itself and the surrounding circumstances) and are not used as means to base the rent paid on the income or profits of the ultimate tenant.

30. Other than with respect to certain rents received by the Services Partnership from push cart vendors, which rents are less than .25% of the annual gross income of Prime's or Prime Partnership's gross income, (A) less than 15% of the rent received from each of the properties has been, and is expected to be while in New Prime's possession, attributable to personal property (determined by the ratio of adjusted basis of the personal property subject to a lease to the total adjusted basis of all property subject to that lease); and (B) all personal property contained in the properties leased by Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII has been, and is anticipated to be while in New Prime's possession, leased under or in connection with the lease of real property.

31. No gross rental income received by Prime, New Prime or Prime Partnership has been, or is expected to be, received or accrued directly or indirectly from any person in which Prime or New Prime owns (A) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock, or (B) in the case of an entity other than a corporation, an interest in 10% or more of the assets or net profits of such entity. For purposes of this paragraph, ownership will be determined by taking into account the attribution rules of Code section 318 as modified by Code section 856(d)(5).

32. Neither Prime, New Prime, Prime Partnership, any Property Partnership, the Services Partnership, the Finance Partnership, nor any of the Prime Finance Corporations has provided, or intends to provide, to any tenants of the properties any services that (i) are not customarily rendered in connection with the rental of space for occupancy only and (ii) are rendered primarily for the convenience of the tenant. However, for taxable years beginning after December 31, 1997, Prime or New Prime, as the case may be, may provide a de minimis amount of impermissible services to tenants or in connection with the management of the property and still treat amounts received with respect to that property as rent as long as the value of the impermissible services does not exceed 1% of the gross income from the property. For this purpose, the amount treated as received with respect to any impermissible service shall not be less than 150% of the direct cost to Prime or New Prime of providing such service. Based upon its experience and that of its affiliates in the various geographic markets in which the properties are located, Prime and New Prime expect that all services previously provided or that will be provided to tenants of the properties directly by Prime, New Prime, Prime Partnership, the Prime Property Partnerships, the Services Partnership, the Finance Partnership, or any of the Prime Finance Corporations will be considered usually or customarily rendered in connection with the rental of space of the type rented for occupancy in the market in which the property is located. In the event that New Prime, Prime Partnership, any Prime Property Partnerships, the Services Partnership, the Finance
     Partnership or any of the Prime Finance Corporations decide in the future to provide any services to the tenants which would not be customary as described above, all such services will be performed by an "independent contractor" within the meaning of Code section 856(d)(3) from whom New Prime, Prime Partnership, the Prime Property Partnerships, the Services Partnership, the Finance Partnership or any of the Prime Finance Corporations derive no income. All independent contractors have received and are expected to receive in the future reasonable compensation for services rendered, and such compensation has been, or will be, established after arm's-length negotiations. For purposes of this representation, Prime has assumed that if and to the extent there is either (A) "concierge services," (B) parking garage or parking lot facilities where there are attendants present or other paid parking services or (C) construction or "build-out" services (other than supervision of contractors), such services have not been treated as customary within the meaning of this paragraph; and both Prime and New Prime intend such services to be performed by independent contractors within the meaning of Code section 856(d)(3).

33. If Prime, New Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII engage in real estate activities which involve the sale or other disposition of property held primarily for sale to customers in the ordinary course of business and which constitute prohibited transactions as defined in Code section 857(b)(6), such activities will be conducted through one or more special purpose corporations in which Prime Partnership has or will have a nonvoting stock interest. Prime has taken, and New Prime will take, all necessary measures to ensure that the stock interest owned by Prime Partnership in any such corporation will not exceed 10% of the voting securities of such corporation and that the value of the stock interest will not exceed 5% of the value of Prime's total gross assets.

34. Prime, New Prime, Prime Partnership, the Prime Property Partnerships, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII have derived, and intend to derive, amounts with respect to interest on obligations secured by mortgages on real property described above in paragraph 28(B) where the mortgages also cover property in addition to real property only if the loan value of the real property is at least equal to 75% of the amount of the loan.

35. Prime Partnership has received fees in consideration of the performance of management and administration services with respect to properties that are not owned entirely by Prime Partnership. A portion of such management and administrative fees (corresponding to that portion of a property owned by a third party) is treated by Prime as not qualifying under the 75% and 95% gross income tests of Code section 856(c) for the purpose of the representations made herein. Prime Partnership may also receive other types of income with respect to the properties it owns that do not qualify for the 75% and 95% gross income tests. New Prime and Prime Partnership intend to take all measures within their control to ensure that the aggregate amount of such fees and Bad Income in any taxable year will not cause New Prime to exceed the limits on nonqualifying income under the 75% or 95% gross income tests.

36. For each of the taxable years 1994, 1995, 1996, 1997 and the Short Period Year, less than 30% of the gross incomes of Prime and Prime Partnership was derived from the sale or other disposition of the following: (A) stock or securities held for less than one year; (B) property in a transaction which is a "prohibited transaction" within the meaning of Code section 856(c)(4)(B); and (C) real property (including interests in real property and interests in mortgages on real property) held for less than four years, other than property compulsorily or involuntarily converted within the meaning of Code section 1033 or property which constitutes "foreclosure property" within the meaning of Code section 856(e). Prime understands that an interest rate swap or cap agreement which Prime uses to hedge any variable rate indebtedness used to carry real property constitutes a security for this 30% test.

37. Within two years of any acquisition by Prime, New Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII of property through "foreclosure" (within the meaning of Code section 856(e) including space reacquired by dispossessing defaulted tenants) or within such additional period as Prime or New
     Prime may be entitled under applicable federal income tax law or may obtain by extension from the Service, Prime, New Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI or Finance VII as the case may be, has sold the property, or intends to take such action necessary to ensure that the property is sold, or take such other actions as are necessary to ensure that income derived from such property will not cause Prime or New Prime to fail the gross income tests set forth in Code section 856(c). With respect to any foreclosure property, neither New Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI nor Finance VII intends (i) to enter into any lease which will result in income not qualifying under the gross income tests of Code section 856(c); (ii) to cause construction to take place on such property unless such construction involves the completion of a building or other improvement where more than 10% of the construction of such building was completed before default became imminent; and (iii) within 90 days of acquisition of any foreclosure property, to use such property in a trade or business, other than through an independent contractor as defined in Code section 856(d)(3) from whom New Prime and Prime Partnership derive or receive no income.

38. Prime has properly reported and paid the appropriate tax on income from prohibited transactions, if any, within the meaning of Code section 857(b)(6). Since its formation, Prime has sold or caused the sale of no more than four outlots in any single taxable year of Prime.

39. Prime's federal income tax returns (which includes Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII) and those of Prime Partnership, each Prime Property Partnership, the Finance Partnership, the Services Partnership and the Services Corporation have been timely filed and all such returns accurately portray the respective incomes of all such entities in every material respect. The copies of the federal income tax returns provided to Winston & Strawn accurately reflect the tax returns that have been or will be filed with the Service. Prime has maintained all records and files necessary to comply with the requirements of the Code and the regulations promulgated thereunder (including without limitation Treasury Regulations section 1.856-4), and New Prime will take all measures within its control to continue to maintain all records and files in accordance with the requirements of the Code and the regulations.

40. Prime, New Prime and Prime Partnership have filed, or will file, all of their respective federal income and information tax returns for the taxable year ended December 31, 1994 and all subsequent taxable years, and have caused, and will cause, Castle Rock Factory Shops Partnership and/or any direct or indirect subsidiary entity of any of the foregoing to file all of their respective federal income and informational tax returns for the taxable year ended December 31, 1994, and all subsequent taxable years, in a manner consistent with the position taken by Colorado Factory Shops Limited Partnership on its federal income and informational tax returns for the taxable year ended December 31, 1993 regarding the accrual for the taxable year ended December 31, 1993 of all amounts payable under that certain Development Agreement, dated July 26, 1991, by and between the Town of Castle Rock and Colorado Factory Shops Limited Partnership, as amended by a First Amendment, dated February 13, 1992, a Second Amendment, dated March 5, 1992, and a Third Amendment, dated April 9, 1992, and a Fourth Amendment, dated April 16, 1992.

41. Amounts received, or to be received by the Arizona Factory Shops Partnership from the City of Phoenix, Arizona in exchange for storm drain land and storm drain improvements represent payment only for such properties as determined after arm's-length negotiations.

42. All agreements by Prime, Prime Partnership and any Prime Affiliate, with respect to property management fees, development fees, construction management fees, leasing commissions or similar fees or payments, were negotiated at arm's-length, and the amount of such fees and payments represent reasonable amounts for the services rendered.

43. All annual amounts that Prime, New Prime, Prime Partnership, each Prime Property Partnership, the Finance Partnership, the Services Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII, receive or will receive, under leases, contracts, or other agreements with state or local governments or agencies or instrumentalities thereof and which Prime takes the position are excludible from gross income for federal income tax purposes under Code section 103 are no more than .25% of Prime's or Prime Partnership's total annual income. All other leases, contracts or other agreements with state or local governments or agencies or instrumentalities thereof pursuant to which Prime directly or indirectly receives money or other property are entered into for the purpose of providing Prime an abatement of real estate property taxes and such money or other property are included in Prime's gross income. Further, New Prime will take all appropriate measures to ensure that the statements contained in this representation 43 remain accurate.

44. Prime (i) has not received any letter, notice or other written or oral transmittal from the Service regarding its status as a REIT; (ii) has not received any opinion of counsel or letter from its accountants that indicates it may not qualify as a REIT; and (iii) is not currently undergoing an audit by the Service.

45. At least 75% in value of Prime's total assets, including assets held through partnerships in which it holds an interest or through Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII has at all times consisted of assets of the following types:

    (A)   land or interests therein;

    (B) buildings, including wiring, plumbing systems, elevators, escalators and other structural components thereof, but not including any personal property associated with such real property (such as furnishings, appliances, draperies, equipment, machinery, etc.);

    (C) loans (including accrued interest thereon) directly secured by a duly recorded mortgage on real property of the type described in
          (A) or (B) above;

    (D) cash and cash items, including cash on hand, time and demand deposits with financial institutions and receivables arising in the ordinary course of Prime's operations (other than those purchased from another person) but excluding bankers' acceptances, repurchase agreements and other similar instruments;

    (E) securities (including accrued interest thereon) issued or guaranteed by the United States or by a person controlled or supervised by and acting as an instrumentality of the United States, pursuant to any authority granted by Congress, or any certificate of deposit for any of the foregoing; and

    (F) only during the one year period commencing on the date new capital is received, stock or debt instruments sold to the public attributable to the temporary investment of such new capital.

     New Prime intends to take all measures within its control to ensure that in the current taxable year and all future taxable years, at least 75% in value of its total assets will consist of the assets identified in clauses (A) through (F) of this paragraph.

46. At no time has more than 25% in value of Prime's total assets been represented by, and New Prime intends to take all measures within its control to ensure that at no time in the future will more than 25% in value of Prime's total assets be represented by, securities other than those described in paragraph 45 above;

47. Prime has not owned, and New Prime intends to take all measures within its control to ensure that it will not own, at the end of any calendar quarter securities in any corporate issuer (other than Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI, Finance VII or a future wholly-owned corporation whose stock is entirely owned by New Prime) that either (A) represent in excess of 10% of the outstanding voting securities of any such issuer or (B) have an aggregate value in excess of 5% of the value of the total assets of Prime or New Prime as determined in accordance with Treasury Regulations section 1.856-2(d)(2). For the purposes of this representation, Prime and New Prime will be treated as owning their pro rata share (based on its capital interest) of all securities held by partnerships in which it holds an interest. Prime and New Prime understand that for the purposes of this representation they are entitled to take into consideration the provision of Code section 856(c)(4) allowing a 30 day period to correct any failure to comply with this representation as the result of any acquisition of a security during the calendar quarter.

48. Except as provided in paragraph 33 above, Prime has taken, and New Prime intends to take, all actions within their control to ensure that all properties currently held and which may later be held by Prime, New Prime, Prime Partnership, any Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII are held for investment purposes and not as
     (A) stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or
     (B) property held primarily for sale to customers in the ordinary course of business.

49. Prime has furnished Winston & Strawn with access to all leases for properties in which Prime directly or indirectly holds an ownership interest.

50. New Prime will furnish to Winston & Strawn with access to all leases for properties in which New Prime directly or indirectly holds an ownership interest.

51. Prime has furnished Winston & Strawn with accurate copies of all its audited financial statements, including the opinion of its public accountants. Copies of all documents furnished by Prime to Winston & Strawn have conformed to the originals.

52. Prime has taken, and New Prime intends to take, all necessary actions within its control to ensure that, Prime, New Prime, Prime Partnership, each Prime Property Partnership, the Finance Partnership, Finance, Finance II, Finance III, Finance IV, Finance V, Finance VI and Finance VII revalue their assets at the end of each quarter of each taxable year in which securities or other property are acquired and will eliminate within 30 days after the end of each such quarter any discrepancy between the value of Prime's or New Prime's various investments and the requirements of Code section 856(c)(4) to the extent attributable in whole or in part to acquisitions during such quarter.

53. For each of its 1994, 1995, 1996, 1997 and the Short Period Year taxable years, Prime has distributed to shareholders within each taxable year or within 30 days after the end of each taxable year for which a distribution is declared and payable to shareholders of record prior to the end of such taxable year 95% of its real estate investment trust taxable income as such term is defined in Code section 857(b)(2). (For purposes of the foregoing statement with respect to the Short Period Year taxable year, Prime meets this 95% distribution requirement even if the Prime Special Distribution is not taken into account.) Prime and New Prime intend to take all actions within its control that are necessary to ensure the distribution requirements of Code section 857 are satisfied for the current taxable year and all future taxable years.

54. Prime has distributed currently for each of 1994, 1995, 1996, 1997 and the Short Period Year an amount at least equal to the sum of the following:
     (i) 85% of Prime's ordinary income for such taxable year, (ii) 95% of Prime's capital gain net income for such taxable year, and (iii) any undistributed ordinary income or capital gain net income from prior taxable years. (For purposes of the foregoing statement with respect to the Short Period Year taxable year, Prime meets this distribution requirement even if the Prime Special Distribution is not taken into account.) New Prime intends to take all necessary actions within its control to ensure that this requirement will be met in the current taxable year and all future taxable years.

55. All distributions have been made, and will in the future be made, in accordance with the terms of Prime's Amended and Restated Articles of Incorporation, as amended or New Prime's Articles of Incorporation, as the case may be.

56. Prime has complied with the requirements of Code section 857(a)(2) and Treasury Regulations sections 1.857-8 and 1.857-9 (relating to records to be maintained concerning stock ownership and information required to be requested from shareholders of Prime who own greater than the applicable ownership percentage in such regulations). Prime intends to take all actions necessary within its control to ensure that such requirements are satisfied in the current taxable year and all future taxable years.

57. With respect to the New Prime Series B Preferred Shares, New Prime does not have any present plan or intention to exercise its option to redeem the Convertible Preferred Stock before March 31, 1999.

58. Prime currently owns 76.24% of the Prime Partnership Common Units, 100% of the Prime Partnership Series A Preferred Units, 100% of the Prime Partnership Series B Preferred Units, and 83.34% of the Prime Partnership Series C Preferred Units. Upon consummation of the transactons contemplated in the Joint Proxy and the Merger Agreement, New Prime will own (prior to conversion) 77.08% of the Prime Partnership Common Units, 100% of the Prime Partnership Series A Preferred Units, 100% of the Prime Partnership Series B Preferred Units, and 83.34% of the Prime Partnership Series C Preferred Units. Prime currently has approximately $673,316,704 in net assets and New Prime does not intend to significantly reduce its net assets in the foreseeable future.

59. The Prime Special Distribution will be paid from internal funds or from proceeds from the Nomura loan secured by Prime unleveraged properties as described in the letter agreement between Prime and Nomura Asset Capital Corporation dated March 6, 1998 deposited with the stock transfer/paying agent prior to the Mergers. Although Prime will borrow some or all of the funds necessary to make the Prime Special Distribution, Prime will be able to do so based on its assets and financial condition prior to Closing. Consequently, New Prime will not need Horizon or Sky Merger assets or operations to repay the amounts attributable to the Prime Special Distribution.

60. The Corporate Merger, Partnership Merger and other transactions described in the Joint Proxy and Joint Consent are being effected for bona fide business reasons as articulated in such Joint Proxy and Joint Consent.

61. None of the compensation received by any shareholder-employee of Prime will be separate consideration for, or allocable to, any of his or her Prime Common Shares, Prime Series A Preferred Shares, Prime Series B Preferred Shares or Prime Series C Preferred Shares. The compensation paid to any shareholder-employee of Prime will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the New Prime Common Shares, New Prime Series A Preferred Shares, New Prime Series B Preferred Shares and New Prime Series C Preferred Shares received by any shareholder-employee of Prime will be in exchange for, or in consideration of, services rendered to Prime, Prime Partnership or any Prime Affiliate by such shareholder-employee.

62. Prime Partnership holds direct and indirect interests in subsidiary partnerships, joint ventures, and limited liability companies ("Subsidiary Partnerships"). Regarding any Subsidiary Partnerships in existence prior to January 1, 1997, each such Subsidiary Partnership claimed to be a partnership for federal income tax purposes and did not elect to be treated as a corporation or association taxable as a corporation. Regarding any Subsidiary Partnership formed on or after January 1, 1997, New Prime Partnership, and any subsidiary partnership, joint venture, or limited liability company formed or to be formed under New Prime Partnership that has or will have more than one partner or member, each such entity is or will be formed under United States law, and no such entity has or will elect to be treated as other than a partnership for federal income tax purposes.

63. Prime at all times has been, and intends to always be, managed by one or more directors or trustees, and Prime intends that the beneficial ownership of Prime has been, and Prime intends that the beneficial ownership of Prime will always be, evidenced by transferable shares.
     With the exception of restrictions imposed by Prime's Articles of Incorporation, there are no restrictions on the transfer of Prime's shares.

64. To the extent any of the foregoing representations relate to the future operations of New Prime, unexpected events may cause a deviation from one or more of the intended operating principles set forth herein, and in such case, New Prime, if it takes actions inconsistent with the business plan reflected in such representations, intends to do so in a manner to preserve in all events the status of New Prime as a REIT under the Code.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of Prime, Prime Partnership, the Prime Affiliates, New Prime and the New Prime Affiliates this 12th day of May, 1998.


                              PRIME RETAIL, Inc.


                              By:  /s/ C. Alan Schroeder
                                   -------------------------------
                              Its: Executive Vice President,
                                   General Counsel and Secretary